News Release

INVESTOR AND MEDIA CONTACT:

George R. Kirkland

Executive Vice President, CFO, and Treasurer

Phone: (229) 873-3830

investorinfo@sgfc.com

For Immediate Release

Southwest Georgia Financial Corporation Reports

Record Earnings per Share for 2015

MOULTRIE, GEORGIA, January 26, 2016 -- Southwest Georgia Financial Corporation (the “Corporation”) (NYSE MKT: SGB), a full-service community bank holding company, today reported its results of operations for the fourth quarter and year ended December 31, 2015.

Income Highlights

•	Full year 2015 net income was $3.4 million, or $1.32 per diluted share, a 16.2% increase from $2.9 million, or $1.14 per diluted share, for the 2014 period. Loan growth funded by low cost core deposits resulted in record earnings per share in 2015.
•	Annual net interest income was $14.1 million for 2015, up $754 thousand over the prior-year period. Noninterest income was down $726 thousand year-over-year due to lower mortgage banking services income and gains on the sale of securities from the prior year. Offsetting some of this decline was prudent cost control which resulted in a $341 thousand decrease in noninterest expense in 2015.
•	Net income was $843 thousand in the 2015 fourth quarter, or $0.33 per diluted share, compared with $662 thousand, or $0.26 per diluted share, in the fourth quarter of 2014. Net interest income increased $197 thousand mostly due to increased interest and fees on loans in the fourth quarter of 2015.

Balance Sheet Trends and Asset Quality

•	Total assets at December 31, 2015, were up $40.6 million, or 10.8%, to $414.9 million compared with December 31, 2014.
•	Total loans increased $26.4 million, or 11.8%, to $250.8 million from the same period last year. Average loans grew $12.6 million over 2014.
•	Total deposits were $339.0 million at year-end, up $29.0 million from 2014. Also over the same period noninterest-bearing deposits increased $20.4 million, or 25.1%, to $101.8 million.

Capital Management

•	Tangible book value per share at December 31, 2015, was $14.15, up from $13.45 at the end of 2014.

“We achieved record annual earnings per share in 2015 by remaining focused on our strategy to expand our customer base, by growing loans, and by increasing low cost core funding in our local markets while maintaining strong asset quality,” commented DeWitt Drew, President and CEO. “Total loans increased nearly 12% year-over-year while noninterest-bearing deposits were up 25%, reaching nearly a third of total deposits. Maintaining that mix will support margin expansion and higher profitability in an improving rate environment.”

Mr. Drew added, “While we are seeing a slight slowdown in lending as the agricultural industry in our area is somewhat challenged due to lower commodity prices, we also see opportunities to build our business as we expand our footprint into Tift County, a growing market that is adjacent to our primary market of Colquitt County. We are also having great success in the Valdosta market and look to build on that in the coming year. At the end of 2015, we added two senior level bankers with significant experience and relationships in these markets to drive the success of our key strategic initiatives.”

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Dividends

In December 2015, the Corporation paid a quarterly cash dividend of $0.10 per common share. The Corporation paid dividends of $0.40 per common share in 2015, a 25% increase over the $0.32 per common share paid in 2014. Southwest Georgia Financial Corporation or its predecessor, Southwest Georgia Bank, has paid cash dividends for 87 consecutive years.

About Southwest Georgia Financial Corporation

Southwest Georgia Financial Corporation is a state-chartered bank holding company with approximately $415 million in assets headquartered in Moultrie, Georgia. Its primary subsidiary, Southwest Georgia Bank, offers comprehensive financial services to consumer, business, and governmental customers. The current banking facilities include the main office located in Colquitt County and branch offices located in Baker County, Worth County, and Lowndes County and a loan production office located in Tift County. In addition to conventional banking services, the bank provides investment planning and management, trust management, and commercial and individual insurance products. Insurance products and advice are provided by Southwest Georgia Insurance Services, which is located in Colquitt County.

More information on Southwest Georgia Financial Corp. and Southwest Georgia Bank can be found at its website: www.sgfc.com.

SAFE HARBOR STATEMENT

This news release contains forward-looking statements, as defined by federal securities laws, including statements about the Corporation’s financial outlook. These statements are based on current expectations and are provided to assist in the understanding of future financial performance. Such performance involves risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements. For a discussion of some risks and other factors that could cause the Corporation’s actual results to differ materially from such statements, please refer to the Corporation’s filings with the Securities and Exchange Commission, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q under the sections entitled “Forward-Looking Statements” and “Risk Factors”. The Corporation undertakes no obligation to update any forward-looking statements as a result of new information, future events or otherwise, except as otherwise required by law.

Financial tables follow.

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SOUTHWEST GEORGIA FINANCIAL CORPORATION

CONSOLIDATED STATEMENT OF CONDITION

(Dollars in thousands except per share data)

	(Unaudited)	(Audited)	(Audited)
	December 31,	December 31,	December 31,
	2015	2014	2013
ASSETS
Cash and due from banks	$6,157	$6,783	$7,074
Interest-bearing deposits in banks	24,923	5,776	28,296
Certificates of deposit in other banks	245	1,470	3,430
Investment securities available for sale	51,476	53,838	36,461
Investment securities held to maturity	60,889	61,588	59,624
Federal Home Loan Bank stock, at cost	1,869	1,560	1,721
Loans, less unearned income and discount	250,786	224,400	218,688
Allowance for loan losses	(3,032)	(3,114)	(3,078)
Net loans	247,754	221,286	215,610
Premises and equipment	11,158	11,756	10,336
Foreclosed assets, net	82	274	406
Intangible assets	51	66	111
Bank owned life insurance	5,231	5,104	4,980
Other assets	5,020	4,779	5,846
Total assets	$414,855	$374,280	$373,895
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
NOW accounts	$25,383	$22,890	$23,088
Money market	108,226	99,918	89,934
Savings	27,721	28,156	28,792
Certificates of deposit $100,000 and over	25,189	31,367	36,956
Other time accounts	50,728	46,300	49,836
Total interest-bearing deposits	237,247	228,631	228,606
Noninterest-bearing deposits	101,769	81,343	81,829
Total deposits	339,016	309,974	310,435

Other borrowings	7,591	5,133	11,800
Long-term debt	28,476	22,067	17,200
Accounts payable and accrued liabilities	3,675	2,771	3,040
Total liabilities	378,758	339,945	342,475
Shareholders' equity:
Common stock - par value $1; 5,000,000 shares
authorized; 4,293,835 shares issued (*)	4,294	4,294	4,294
Additional paid-in capital	31,701	31,701	31,701
Retained earnings	27,369	25,015	22,927
Accumulated other comprehensive income	(1,153)	(561)	(1,388)
Total	62,211	60,449	57,534
Treasury stock - at cost (**)	(26,114)	(26,114)	(26,114)
Total shareholders' equity	36,097	34,335	31,420
Total liabilities and shareholders' equity	$414,855	$374,280	$373,895

* Common stock - shares outstanding	2,547,837	2,547,837	2,547,837
** Treasury stock - shares	1,745,998	1,745,998	1,745,998

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SOUTHWEST GEORGIA FINANCIAL CORPORATION

CONSOLIDATED INCOME STATEMENT (unaudited*)

(Dollars in thousands except per share data)

	For the Three Months		For the Twelve Months
	Ended December 31,		Ended December 31,
	2015*	2014*	2015*	2014
Interest income:
Interest and fees on loans	$3,271	$3,061	$12,695	$12,135
Interest and dividend on securities available for sale	280	280	1,146	1,069
Interest on securities held to maturity	353	333	1,440	1,353
Dividends on Federal Home Loan Bank stock	19	18	73	70
Interest on deposits in banks	21	12	62	52
Interest on certificates of deposit in other banks	2	6	12	33
Total interest income	3,946	3,710	15,428	14,712

Interest expense:
Interest on deposits	208	184	796	750
Interest on other borrowings	20	16	68	169
Interest on long-term debt	125	114	453	436
Total interest expense	353	314	1,317	1,355
Net interest income	3,593	3,396	14,111	13,357
Provision for loan losses	0	75	141	330
Net interest income after provision for losses on loans	3,593	3,321	13,970	13,027

Noninterest income:
Service charges on deposit accounts	282	312	1,121	1,275
Income from trust services	55	53	245	241
Income from retail brokerage services	140	105	421	376
Income from insurance services	306	332	1,373	1,324
Income from mortgage banking services	82	111	318	645
Net gain (loss) on the sale or disposition of assets	0	32	22	89
Net gain on the sale of securities	0	0	4	293
Other income	181	170	756	743
Total noninterest income	1,046	1,115	4,260	4,986

Noninterest expense:
Salary and employee benefits	2,034	2,086	7,914	8,359
Occupancy expense	266	280	1,121	1,061
Equipment expense	259	237	923	896
Data processing expense	303	290	1,224	1,130
Amortization of intangible assets	4	4	16	45
Other operating expense	724	728	2,831	2,879
Total noninterest expense	3,590	3,625	14,029	14,370

Income before income tax expense	1,049	811	4,201	3,643
Provision for income taxes	206	149	827	739
Net income	$843	$662	$3,374	$2,904

Net income per share, basic	$0.33	$0.26	$1.32	$1.14
Net income per share, diluted	$0.33	$0.26	$1.32	$1.14
Dividends paid per share	$0.10	$0.08	$0.40	$0.32
Basic weighted average shares outstanding	2,547,837	2,547,837	2,547,837	2,547,837
Diluted weighted average shares outstanding	2,547,837	2,547,837	2,547,837	2,547,837

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SOUTHWEST GEORGIA FINANCIAL CORPORATION

Financial Highlights

(Dollars in thousands except per share data)

At December 31	2015	2014
Assets	$414,855	$374,280
Loans, less unearned income & discount	$250,786	$224,400
Deposits	$339,016	$309,974
Shareholders' equity	$36,097	$34,335

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Performance Data & Ratios
Net income	$843	$662	$3,374	$2,904
Earnings per share, basic	$0.33	$0.26	$1.32	$1.14
Earnings per share, diluted	$0.33	$0.26	$1.32	$1.14
Dividends paid per share	$0.10	$0.08	$0.40	$0.32
Return on assets	0.83%	0.69%	0.85%	0.76%
Return on equity	9.16%	7.75%	9.38%	8.74%
Net interest margin (tax equivalent)	3.99%	4.03%	4.04%	3.99%
Dividend payout ratio	30.22%	30.77%	30.21%	28.08%
Efficiency ratio	73.99%	77.30%	73.03%	75.43%

Asset Quality Data & Ratios
Total nonperforming loans	$1,546	$786	$1,546	$786
Total nonperforming assets	$1,629	$1,060	$1,629	$1,060
Net loan charge offs	$148	$157	$223	$293
Reserve for loan losses to total loans	1.21%	1.39%	1.21%	1.39%
Nonperforming loans/total loans	0.62%	0.35%	0.62%	0.35%
Nonperforming assets/total assets	0.39%	0.28%	0.39%	0.28%
Net charge offs / average loans	0.24%	0.28%	0.09%	0.13%

Capital Ratios
Average common equity to average total assets	9.03%	8.97%	9.02%	8.70%
Common equity Tier 1 capital ratio	14.09%	14.45%	14.09%	14.45%
Tier 1 capital ratio	14.09%	14.45%	14.09%	14.45%
Tier 1 leverage ratio	9.13%	9.14%	9.13%	9.14%
Total risk based capital ratio	15.24%	15.70%	15.24%	15.70%
Book value per share	$14.17	$13.48	$14.17	$13.48
Tangible book value per share	$14.15	$13.45	$14.15	$13.45

Quarterly	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr
Averages	2015	2015	2015	2015	2014
Assets	$407,924	$394,441	$396,762	$395,220	$381,239
Loans, less unearned income & discount	$246,353	$238,023	$233,464	$225,665	$223,906
Deposits	$337,194	$327,072	$329,869	$330,394	$313,595
Equity	$36,833	$36,154	$35,687	$35,134	$34,186
Return on assets	0.83%	0.87%	0.87%	0.82%	0.69%
Return on equity	9.16%	9.48%	9.69%	9.21%	7.75%
Net income	$843	$857	$865	$809	$662
Net income per share, basic	$0.33	$0.33	$0.34	$0.32	$0.26
Net income per share, diluted	$0.33	$0.33	$0.34	$0.32	$0.26
Dividends paid per share	$0.10	$0.10	$0.10	$0.10	$0.08

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